Exhibit 5.1

Seward & Kissel llp ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K Street, NW WASHINGTON, D.C. 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

August 10, 2018

Seanergy Maritime Holdings Corp.
154 Vouliagmenis Avenue
166 74 Glyfada
Athens, Greece

Re: Seanergy Maritime Holdings Corp.

Ladies and Gentlemen:

We have acted as counsel to Seanergy Maritime Holdings Corp. (the "Company") in connection with the Company's registration statement on Form F-3 (such registration statement as amended or supplemented from time to time) (the "Registration Statement") as filed with the U.S. Securities and Exchange Commission (the "Commission") on August 10, 2018, relating to the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act") and offering by the Company in one or more public offerings (collectively, the "Offering") of an aggregate of $200,000,000 of securities, including shares of the Company's common stock, par value $0.0001 per share (the "Common Shares"), shares of the Company's preferred stock, par value $0.0001 per share (the "Preferred Shares"), debt securities of the Company (the "Debt Securities"), warrants to purchase the Company's securities (the "Warrants"), purchase contracts to purchase the Company's securities (the "Purchase Contracts"), rights to purchase the Company's securities (the "Rights") and units comprised of any of the foregoing securities (the "Units" and, together with the Common Shares, the Preferred Shares, the Debt Securities, the Warrants, the Purchase Contracts and the Rights, the "Securities").
We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company included in the Registration Statement (the "Prospectus"); and (iii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.  In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents.  As to various questions of fact that are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.
Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the Republic of the Marshall Islands:
1.          the Securities have been duly authorized, and when the Securities are issued, sold and paid for as contemplated in the Prospectus or any supplement thereto (and, with respect to the Rights, in accordance with the terms of the Rights Agreement), will be validly issued; and
2.          the Securities consisting of Common Shares and Preferred Shares, including any Common Shares or Preferred Shares issuable under the terms of a Warrant, a Purchase Contract, an indenture substantially in the form examined by us, or as part of a Unit, when issued, sold and paid for as contemplated in the Prospectus or any supplement thereto, will be validly issued, fully paid and non-assessable.
Furthermore, based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the State of New York, the Debt Securities issued pursuant to an indenture substantially in the form examined by us, the Warrants, the Purchase Contracts, the Rights and the Units, upon due execution and delivery as contemplated in the Prospectus or any supplement thereto, will constitute valid and legally binding obligations of the Company.
This opinion is limited to the laws of the State of New York and the laws of the Republic of the Marshall Islands as in effect on the date hereof.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings "Legal Matters" in the Prospectus, without admitting we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.
Very truly yours,
/s/ Seward & Kissel LLP